N E W S R E L E A S E

Investors:	Brett Manderfeld	Media:	Matt Stearns
	Senior Vice President		Senior Vice President
	952-936-7216		202-276-0085

(For Immediate Release)
UNITEDHEALTH GROUP REPORTS 2019 RESULTS

•	Full Year Revenues of $242 Billion Grew $16 Billion or 7% Year-Over-Year

•	Full Year and Fourth Quarter Net Earnings Per Share of $14.33 and $3.68 Grew 18% and 19% Year-Over-Year

•	Full Year and Fourth Quarter Adjusted Net Earnings Per Share of $15.11 and $3.90 Grew 17% and 19% Year-Over-Year

•	Full Year Cash Flows from Operations were $18.5 Billion

MINNETONKA, Minn. (January 15, 2020) - Diversified strength in performance continued across UnitedHealth Group (NYSE: UNH) in the fourth quarter and full year 2019.

“The dedicated women and men of UnitedHealth Group work together each day to improve outcomes and the patient and physician experience, while making health care more affordable, enabling us to serve more people better, while positioning us for continued growth in 2020,” said David S. Wichmann, chief executive officer of UnitedHealth Group.

The Company affirmed its recently issued full year earnings outlook for 2020, including net earnings of $15.45 to $15.75 per share and adjusted net earnings of $16.25 to $16.55 per share.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2019	2018	2019	2019	2018
Revenues	$60.9 billion	$58.4 billion	$60.4 billion	$242.2 billion	$226.2 billion
Earnings From Operations	$5.1 billion	$4.5 billion	$5.0 billion	$19.7 billion	$17.3 billion
Net Margin	5.8%	5.2%	5.9%	5.7%	5.3%

•	UnitedHealth Group’s full year 2019 revenues of $242.2 billion grew $15.9 billion or 7.0 percent year-over-year, reflecting balanced, broad-based revenue growth across the businesses.

•	Full year 2019 earnings from operations grew $2.3 billion or 13.5 percent year-over-year to $19.7 billion, with both UnitedHealthcare and Optum contributing strongly.

•	Full year adjusted net earnings grew 17.3 percent to $15.11 per share, with fourth quarter adjusted net earnings growing 18.9 percent to $3.90 per share.

•	Cash flows from operations in 2019 of $18.5 billion, or 1.3 times net income, grew 17.5 percent year-over-year. Fourth quarter cash flows were stronger than anticipated, partly on timing factors.

•
The full year 2019 medical care ratio of 82.5 percent increased from 81.6 percent in 2018, as the impact of the health insurance tax deferral was partially offset by improved medical cost-efficiency. Favorable medical reserve development was $270 million in the quarter, with $150 million related to 2019 and $120 million related to previous years. Year end days claims payable were 50.8 days compared to 49.3 days in the third quarter 2019 and 49.5 in the fourth quarter 2018.

•
The full year 2019 operating cost ratio of 14.5 percent declined from 15.1 percent in 2018, as the health insurance tax deferral and operating efficiencies were partially offset by business mix changes and investments in service, innovation and growth.

•
Return on equity of 25.7 percent in 2019 reflected the Company’s strong overall operating performance and efficient capital structure. The debt to total capital ratio was 40.2 percent at December 31, 2019, full year dividend payments grew 18.4 percent year-over-year to $3.9 billion, and the Company repurchased 22.4 million shares for $5.5 billion in 2019.

UnitedHealthcare provides health care benefits, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value health care consumers receive by reducing the total cost of care, enhancing the quality of care received, improving health and wellness and simplifying the health care experience.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2019	2018	2019	2019	2018
Revenues	$48.2 billion	$46.2 billion	$48.1 billion	$193.8 billion	$183.5 billion
Earnings From Operations	$2.1 billion	$1.8 billion	$2.7 billion	$10.3 billion	$9.1 billion
Operating Margin	4.3%	3.9%	5.5%	5.3%	5.0%

•
UnitedHealthcare full year revenues of $193.8 billion increased by $10.4 billion, or 5.6 percent, primarily due to growth in people served in Medicare Advantage and commercial benefits. Full year earnings from operations grew $1.2 billion or 13.3 percent to $10.3 billion. Fourth quarter 2019 earnings from operations increased $278 million year-over-year, with positive contributions coming from each of the benefits businesses.

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UnitedHealthcare Employer & Individual full year 2019 revenues of $56.9 billion increased $2.2 billion year-over-year, as UnitedHealthcare served 845,000 more people with commercial benefits, including growth in both commercial risk and fee based products.

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UnitedHealthcare Medicare & Retirement revenues grew by $7.8 billion or 10.3 percent to $83.3 billion in 2019, as the business grew to serve 5.3 million people in Medicare Advantage at year end, an increase of 325,000 in 2019. Medicare Advantage growth was diversified, reflecting strong performance in both the individual and group retiree markets.

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UnitedHealthcare Community & State 2019 revenues grew modestly year-over-year to $43.8 billion as growth in serving more people with complex conditions was nearly offset by proactive market withdrawals, as well as states balancing carriers and managing eligibility.

–	UnitedHealthcare Global revenues for full year 2019 were stable year-over-year at $9.9 billion.

Optum is a health services business serving the broad health care marketplace, including payers, care providers, health systems, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer and physician experience.

Quarterly Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2019	2018	2019	2019	2018
Revenues	$29.8 billion	$27.6 billion	$28.8 billion	$113.0 billion	$101.3 billion
Earnings From Operations	$3.0 billion	$2.7 billion	$2.4 billion	$9.4 billion	$8.2 billion
Operating Margin	10.1%	9.8%	8.2%	8.3%	8.1%

•
Optum 2019 full year revenues grew by $11.7 billion or 11.5 percent year-over-year to $113.0 billion, with notably strong growth in OptumHealth. Full year earnings from operations advanced $1.1 billion or 13.7 percent year-over-year to $9.4 billion, driven by strong revenue growth and 20 basis points of operating margin expansion to 8.3 percent. Each Optum business had double-digit operating earnings growth for the full year.

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OptumHealth full year revenues of $30.3 billion in 2019 expanded $6.2 billion or 25.6 percent year-over-year. OptumHealth served approximately 96 million people at year end 2019 and revenue per consumer served increased 26 percent year-over-year in the quarter, driven by growth in value-based care arrangements.

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OptumInsight revenues grew 11.1 percent to $10.0 billion in 2019, reflecting continued growth and expansion in managed services, which contributed strongly to OptumInsight’s contract backlog growth of 13.5 percent or $2.3 billion year-over-year to $19.3 billion.

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OptumRx revenues advanced $4.8 billion in 2019 or 6.8 percent year-over-year to $74.3 billion reflecting a growing mix of diversified pharmacy care services. OptumRx fulfilled 1.34 billion adjusted scripts in 2019, consistent with 2018 despite the effects of a previously announced large client transition.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through January 29, 2020. The conference call replay can also be accessed by dialing 1-800-839-1192. This earnings release and the Form 8-K dated January 15, 2020, can also be accessed from the Investors page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; risks and uncertainties associated with the pharmacy benefits management industry; competitive pressures; changes in or challenges to our public sector contract awards; our ability to contract on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Year Ended December 31, 2019

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information - Businesses

•	Supplemental Financial Information - Business Metrics

•	Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Premiums	$47,625	$44,932	$189,699	$178,087
Products	7,626	8,551	31,597	29,601
Services	5,217	4,593	18,973	17,183
Investment and other income	433	341	1,886	1,376
Total revenues	60,901	58,417	242,155	226,247
Operating costs
Medical costs	39,276	36,955	156,440	145,403
Operating costs	9,301	8,703	35,193	34,074
Cost of products sold	6,511	7,625	28,117	26,998
Depreciation and amortization	718	637	2,720	2,428
Total operating costs	55,806	53,920	222,470	208,903
Earnings from operations	5,095	4,497	19,685	17,344
Interest expense	(437)	(374)	(1,704)	(1,400)
Earnings before income taxes	4,658	4,123	17,981	15,944
Provision for income taxes	(990)	(959)	(3,742)	(3,562)
Net earnings	3,668	3,164	14,239	12,382
Earnings attributable to noncontrolling interests	(127)	(124)	(400)	(396)
Net earnings attributable to UnitedHealth Group common shareholders	$3,541	$3,040	$13,839	$11,986
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$3.68	$3.10	$14.33	$12.19
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$3.90	$3.28	$15.11	$12.88
Diluted weighted-average common shares outstanding	962	982	966	983
(a) See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	December 31, 2019	December 31, 2018
Assets
Cash and short-term investments	$14,245	$14,324
Accounts receivable, net	11,822	11,388
Other current assets	16,567	12,980
Total current assets	42,634	38,692
Long-term investments	37,209	32,510
Other long-term assets	94,046	81,019
Total assets	$173,889	$152,221
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$21,690	$19,891
Commercial paper and current maturities of long-term debt	3,870	1,973
Other current liabilities	36,222	31,345
Total current liabilities	61,782	53,209
Long-term debt, less current maturities	36,808	34,581
Other long-term liabilities	13,137	8,204
Redeemable noncontrolling interests	1,726	1,908
Equity	60,436	54,319
Total liabilities, redeemable noncontrolling interests and equity	$173,889	$152,221

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended December 31,
	2019	2018
Operating Activities
Net earnings	$14,239	$12,382
Noncash items:
Depreciation and amortization	2,720	2,428
Deferred income taxes and other	124	(29)
Share-based compensation	697	638
Net changes in operating assets and liabilities	683	294
Cash flows from operating activities	18,463	15,713
Investing Activities
Purchases of investments, net of sales and maturities	(2,504)	(4,099)
Purchases of property, equipment and capitalized software	(2,071)	(2,063)
Cash paid for acquisitions, net	(8,343)	(5,997)
Other, net	219	(226)
Cash flows used for investing activities	(12,699)	(12,385)
Financing Activities
Common share repurchases	(5,500)	(4,500)
Dividends paid	(3,932)	(3,320)
Net change in commercial paper and long-term debt	3,994	4,134
Other, net	(187)	(679)
Cash flows used for financing activities	(5,625)	(4,365)
Effect of exchange rate changes on cash and cash equivalents	(20)	(78)
Increase (decrease) in cash and cash equivalents	119	(1,115)
Cash and cash equivalents, beginning of period	10,866	11,981
Cash and cash equivalents, end of period	$10,985	$10,866

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
UnitedHealthcare	$48,247	$46,234	$193,842	$183,476
Optum	29,798	27,562	112,950	101,280
Eliminations	(17,144)	(15,379)	(64,637)	(58,509)
Total consolidated revenues	$60,901	$58,417	$242,155	$226,247
Earnings from Operations
UnitedHealthcare	$2,075	$1,797	$10,326	$9,113
Optum (a)	3,020	2,700	9,359	8,231
Total consolidated earnings from operations	$5,095	$4,497	$19,685	$17,344
Operating Margin
UnitedHealthcare	4.3%	3.9%	5.3%	5.0%
Optum	10.1%	9.8%	8.3%	8.1%
Consolidated operating margin	8.4%	7.7%	8.1%	7.7%

Revenues
UnitedHealthcare Employer & Individual	$14,538	$13,905	$56,945	$54,761
UnitedHealthcare Medicare & Retirement	20,603	18,900	83,252	75,473
UnitedHealthcare Community & State	10,752	10,955	43,790	43,426
UnitedHealthcare Global	2,354	2,474	9,855	9,816

OptumHealth	$8,323	$6,393	$30,317	$24,145
OptumInsight	2,861	2,500	10,006	9,008
OptumRx	19,094	19,052	74,288	69,536
Optum eliminations	(480)	(383)	(1,661)	(1,409)
(a) Earnings from operations for Optum for the three months and year ended December 31, 2019 included $901 and $2,963 for OptumHealth; $905 and $2,494 for OptumInsight; and $1,214 and $3,902 for OptumRx, respectively. Earnings from operations for Optum for the three months and year ended December 31, 2018 included $750 and $2,430 for OptumHealth; $861 and $2,243 for OptumInsight; and $1,089 and $3,558 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	December 31, 2019	September 30, 2019	December 31, 2018
Commercial:
Risk-based	8,575	8,605	8,495
Fee-based	19,185	19,230	18,420
Total Commercial	27,760	27,835	26,915
Medicare Advantage	5,270	5,230	4,945
Medicaid	5,900	5,965	6,450
Medicare Supplement (Standardized)	4,500	4,510	4,545
Total Public and Senior	15,670	15,705	15,940
Total UnitedHealthcare - Domestic Medical	43,430	43,540	42,855
International	5,720	5,845	6,220
Total UnitedHealthcare - Medical	49,150	49,385	49,075

Supplemental Data
Medicare Part D stand-alone	4,405	4,415	4,710

OPTUM PERFORMANCE METRICS

	December 31, 2019	September 30, 2019	December 31, 2018
OptumHealth Consumers Served (in millions)	96	95	93
OptumInsight Contract Backlog (in billions)	$19.3	$19.0	$17.0
OptumRx Quarterly Adjusted Scripts (in millions)	333	325	348

Note: UnitedHealth Group served 137 million unique individuals across all businesses at December 31, 2019.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)

ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended December 31,		Year Ended December 31,		Projected Year Ended December 31,
	2019	2018	2019	2018	2020
GAAP net earnings attributable to UnitedHealth Group common shareholders	$3,541	$3,040	$13,839	$11,986	$14,750 - $15,050
Intangible amortization	275	238	1,004	899	~1,025
Tax effect of intangible amortization	(68)	(60)	(248)	(225)	~(250)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$3,748	$3,218	$14,595	$12,660	$15,525 - $15,825

GAAP diluted earnings per share	$3.68	$3.10	$14.33	$12.19	$15.45 - $15.75
Intangible amortization per share	0.29	0.24	1.04	0.91	~1.05
Tax effect per share of intangible amortization	(0.07)	(0.06)	(0.26)	(0.22)	~(0.25)
Adjusted diluted earnings per share	$3.90	$3.28	$15.11	$12.88	$16.25 - $16.55

(a)
Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.